Exhibit 99.1

Finisar

NEWS RELEASE

Investor Relations:
Ed Lamb
Finisar
Ph. 408-542-5050
investor.relations@finisar.com

FINISAR ANNOUNCES SIGNING OF AGREEMENT TO ACQUIRE I-TECH CORP.

SUNNYVALE, CA April 7, 2005, Finisar Corporation (NASDAQ: FNSR), a leading provider of fiber optic subsystems and network test and monitoring solutions, announced today that it had entered into a definitive agreement to acquire I-TECH CORP., a privately-held network test and monitoring company based in Eden Prairie, Minnesota, for approximately $12.1 million in convertible notes which are convertible into shares of Finisar common stock over a period of one year following the closing of the acquisition. The transaction is expected to close no later than April 11, 2005. The exact number of shares of Finisar common stock to be issued is dependent on the trading price of Finisar’s common stock on the dates of conversion of the notes. The acquired business will be operated as part of Finisar’s Network Tools Division located in Sunnyvale, California.

“The acquisition of I-TECH provides the last missing piece to our product portfolio of test and monitoring equipment for storage applications,” said Kevin Cornell, Senior Vice President and General Manager of Finisar’s Network Tools Division. “As a result of this acquisition, we will be adding new capabilities with respect to our high channel count analyzers and the ability to do time correlated traces in a single box for multiple protocols. We will also be adding new products for bit error generators for multiple protocols including SCSI, SAS/SATA and Fibre Channel. In addition, I-TECH holds key patents that will be useful in future products to be rolled out later this year.”

“As participants in this market for a number of years, we have accumulated a great deal of respect for one another,” said Steve Bucher, I-TECH’s founder and CEO. “I am confident that our customers will be better served by combining the best of the I-TECH and Finisar products.”

Under the Agreement, Finisar will purchase all outstanding shares of I-TECH for approximately $12.1 million and, after the payment of transaction costs and expenses, will assume a cash balance of approximately $800,000.

I-TECH recognized total revenues of $6.0 million for the year ended December 31, 2004. Finisar expects the acquisition to have a positive impact on its financial results prior to certain non-recurring costs associated with relocating the operations of I-TECH and the amortization of any purchased developed technology included in the acquired assets.

Finisar was recently awarded the 2004 Frost & Sullivan Award for Market Leadership in the Fibre Channel test equipment market.

FINISAR ANNOUNCES SIGNING OF AGREEMENT TO ACQUIRE I-TECH CORP.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar’s expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include the challenges and potential problems related to the assimilation and integration of the operations, technologies and products of several recently acquired companies and product lines including the assets of Data Transit Corporation acquired in August 2004, the assets related to the transceiver product lines of the Fiber Optics Business Unit of Infineon Technologies A.G. acquired in January 2005, and the pending acquisitions of I-TECH and InterSAN, Inc. Other risks relating to Finisar’s business are set forth in Finisar’s Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

About Finisar

Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic subsystems and network performance test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet Local Area Networks (LANs), Fibre Channel Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using IP and SONET/SDH-based protocols. The Company’s headquarters is in Sunnyvale, California, USA. www.finisar.com.